UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	May 4, 2018

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2018 annual meeting of stockholders on May 4, 2018 (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders voted on:

•	the election of four directors of the Company to serve for a term of three years and one director for a term of one year or, in each case, until their successors have been duly elected and qualified;

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

(b) The final voting results with respect to each proposal are set forth below.

1.    Election of Directors

Class of 2021

Name	For	Against	Abstain	Broker Non-Votes
Candace H. Duncan	37,875,601	360,835	57,322	1,979,026
Liam J. Kelly	38,070,318	198,758	24,682	1,979,026
Stephen K. Klasko	36,450,081	1,789,294	54,383	1,979,026
Stuart A. Randle	37,462,411	775,606	55,741	1,979,026

Class of 2019

Name	For	Against	Abstain	Broker Non-Votes
Andrew A. Krakauer	38,065,852	175,244	52,662	1,979,026

2.    Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
37,010,060	1,184,636	99,062	1,979,026

3.    Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
39,518,832	709,800	44,152	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2018	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary